SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934





                 July 17, 1997(Date of earliest event reported)

                          July 21, 1997(Date of Report)


                                TANDY CORPORATION


               (Exact name of registrant as specified in charter)


         Delaware                  1-5571              75-1047710
         (State or other           (Commission         (IRS Employer
         jurisdiction of           File Number         Identification No.)
         incorporation)


         100 Throckmorton Street Suite 1800, Fort Worth, Texas     76102
               (Address of principal executive offices)          (Zip Code)


        Registrant's telephone number, including area code (817)390-3700


Item 5.  OTHER EVENTS

     The text of a press release issued by Tandy Corporation (the "Company") on July 17, 1997 is set forth below:

                    TANDY LAUNCHES NEW COMPUTER CITY STRATEGY
                            NEW MANAGEMENT TEAM NAMED

     Fort Worth, Texas -- Tandy Corporation (NYSE: TAN) announces a new senior management team for its Computer City operations. The Computer City Chief Executive Officer and Co-Chairman will be Nathan Morton, former Chairman and Chief Executive Officer of CompUSA. Avery More will become the Vice Chairman of Computer City. Mr. More was formerly President and Chief Executive Officer of CompuCom. Robert Boutin, former Chief Financial Officer of CompuCom, will become Chief Financial Officer of Computer City. John V. Roach of Tandy will fill the other Co-Chairman position at Computer City.

     The three executives through Eureka Ventures have signed a definitive contract to acquire 19.9% of the new Computer City subsidiary for cash and notes at book value. The new management team and Tandy will evaluate the possibility of establishing Computer City as an independent company and Eureka Ventures is purchasing a warrant to buy an additional 20.1% of Computer City for cash and other consideration based on book value if earnings goals are met.

     "The actions announced should accelerate the turnaround of Computer City and their equity position provides excellent incentive to enhance Tandy's shareholder value. The new executives bring significant experience in computer superstore retailing, corporate computer reselling, and finance to Computer City," said John V. Roach Chairman and Chief Executive Officer of Tandy.

     Nathan Morton said, "Our management has the unique opportunity to strengthen Computer City's presence while enhancing the computer super store concept to better serve the rapidly broadening personal computing market of the 1990's."

     "We know the business and what is needed to be successful. We are confident in our ability to make Computer City a winner," stated Avery More.

     Tandy Corporation, one of the largest retailers of consumer electronics, sells its products through approximately 6,800 RadioShack(R) and 94 Computer City(R) outlets. Statements made in this announcement which are forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, product demand, competitive pricing, strength of equity markets, availability of products and other risks indicated in Company filings with the Securities and Exchange Commission.


                          END OF TEXT OF PRESS RELEASE

     In the press release set forth above, the Company makes certain forward-looking statements. These statements are based on the Company's current expectations and are subject to a number of risks and uncertainties that could cause actual results in the future to differ significantly from results expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include uncertainties regarding the extent of consumer demand for computer products and services, and the risks associated with a newly established management team. Additional risks are set forth in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 21st day of July, 1997.



                                TANDY CORPORATION
                                  (Registrant)



Date July 21, 1997              __________________________
                                Dwain H. Hughes
                                Senior Vice President and
                                Chief Financial Officer